UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☑	Definitive Information Statement

VAN ECK FUNDS

(Name of Registrant as Specified in its Charter)

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IMPORTANT NOTICE REGARDING THE
AVAILABILITY OF INFORMATION STATEMENT

The Information Statement is available at www.vaneck.com/vmaax/.

VAN ECK FUNDS
MULTI-MANAGER ALTERNATIVES FUND

335 Madison Avenue, 19th Floor
New York, New York 10017

INFORMATION STATEMENT

July 24, 2014

This Information Statement provides information regarding Graham Capital Management, L.P. (“Graham”), a new sub-adviser (the “New Sub-Adviser”) for the Multi-Manager Alternatives Fund (the “Fund”), a portfolio series of Van Eck Funds (the “Trust”).

At an in-person meeting on June 24-25, 2013 (the “Meeting”), the Board of Trustees of the Trust (the “Board”), which is comprised exclusively of Trustees who are not “interested persons” of the Trust or any of its series (the “Independent Trustees”), authorized Van Eck Associates Corporation (together with its affiliated companies, the “Adviser”)1 to enter into a sub-advisory agreement with the New Sub-Adviser (the “Sub-Advisory Agreement”). The Adviser entered into the Sub-Advisory Agreement with the New Sub-Adviser on May 1, 2014.

This Information Statement provides information about the New Sub-Adviser, and discusses the terms of, and the Board’s considerations in approving, the Sub-Advisory Agreement with the New Sub-Adviser. This Information Statement is provided in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Exemptive Order”) issued by the Securities and Exchange Commission (“SEC”), under which the Adviser is permitted, subject to supervision and approval of the Board, to enter into and materially amend sub-advisory agreements without seeking shareholder approval. As a condition of the Exemptive Order, the Adviser and the Trust are required to furnish shareholders with information about new sub-advisers and/or changes to the existing sub-advisory agreements.

THIS INFORMATION STATEMENT DOES NOT RELATE
TO A MEETING OF THE FUND’S SHAREHOLDERS OR TO ANY
ACTION BY SHAREHOLDERS. WE ARE NOT ASKING YOU
FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

1 On May 1, 2014, Van Eck Associates Corporation (“VEAC”) transferred to, and Van Eck Absolute Return Advisers Corporation, a wholly owned subsidiary of VEAC, assumed, all of VEAC’s rights and obligations under the Fund’s investment advisory agreement.

BACKGROUND

The Trust is an open-end management investment company organized as a business trust under the laws of the Commonwealth of Massachusetts. The Trust currently consists of eight separate portfolio series. In addition to the Fund, the Trust consists of the following series: CM Commodity Index Fund, Emerging Markets Fund, Global Hard Assets Fund, International Investors Gold Fund, Low Volatility Enhanced Commodity Fund (which has not commenced operations), Long/Short Equity Fund and Unconstrained Emerging Markets Bond Fund.

The Adviser seeks to achieve the Fund’s investment objective by pursuing a variety of alternative and non-traditional investment strategies. The Adviser may implement a particular investment strategy directly or may retain an investment sub-adviser (a “Sub-Adviser”) to implement the investment strategy. In addition, the Adviser may invest in: (i) affiliated and unaffiliated funds, including open-end and closed-end funds and exchange-traded funds (“ETFs” and, collectively with other funds, “Underlying Funds”); and (ii) exchange traded products, including ETFs and exchange-traded notes, that employ a variety of investment strategies. The Adviser also may invest in a wholly owned subsidiary of the Fund (the “Subsidiary”). The Adviser is responsible for determining the allocation of the Fund’s assets among the various investment strategies.

As of the date of this Information Statement, the existing Sub-Advisers to the Fund, including the New Sub-Adviser, consist of the following: Coe Capital Management, LLC, Horizon Asset Management, LLC, RiverPark Advisors, LLC, SW Asset Management, LLC and Tiburon Capital Management, LLC.

The Adviser is responsible for determining the allocation of the Fund’s assets among the various investment strategies. In selecting and weighting investment options, the Adviser seeks to identify investment strategies that have the potential, in the opinion of the Adviser, to perform independently of each other and achieve positive risk-adjusted returns in various market cycles. This is referred to as “low correlation.” The degree of correlation of any given investment strategy will, with other investment strategies and the market as a whole, vary as a result of market conditions and other factors, and some investment strategies will have a greater degree of correlation with other strategies and with the market than others.

By allocating the Fund’s assets among a number of investment options, the Adviser seeks to achieve diversification, less risk and lower volatility than if the Fund were to utilize a single investment adviser or a single strategy. The Fund is not required to utilize a minimum number of investment strategies or to retain a minimum number of Sub-Advisers, and does not have minimum or maximum limitations with respect to allocations of assets to any investment strategy, market sector, Sub-Adviser or investment, except as may be required by the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules thereunder. The Adviser may change the allocation of the Fund’s assets among the available investment options, and may add or remove Sub-Advisers, at any time. For a variety of reasons, including capacity and regulatory limitations, not all of the Sub-Advisers may be available to the Fund if it chooses to use them in the future.

Each Sub-Adviser is responsible for the day-to-day management of its allocated portion of Fund assets. The Adviser has ultimate responsibility, subject to the oversight of the Board, to oversee the Sub-Advisers, and to recommend their hiring, termination and replacement. The Fund pays the Adviser a monthly fee at an annual rate of: (i) 1.00% of the Fund’s average daily net assets that are managed by the Adviser, and not by a Sub-Adviser, and that are invested in Underlying Funds; and (ii) 1.60% of the Fund’s average daily net assets with respect to all other assets of the Fund. This includes fees paid to the Adviser for accounting and administrative services and the fees of the Sub-Advisers. For purposes of calculating the advisory fee for the Fund, a wholly owned subsidiary of the Fund, such as the Subsidiary, is not considered to be an “Underlying Fund.” The addition of the New Sub-Adviser as a sub-adviser will not result in a change to the Adviser’s advisory fee.

The Adviser has contractually agreed to waive fees and/or pay Fund expenses to the extent necessary to prevent the operating expenses of the Fund (excluding Underlying Fund expenses, interest expense, trading expenses, dividends and interest payments on securities sold short, taxes and extraordinary expenses) from exceeding 2.40% for Class A, 3.15% for Class C, 1.95% for Class I and 2.00% for Class Y of the Fund’s average daily net assets per year until May 1, 2015. The agreement to limit the total annual Fund operating expenses is

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limited to the Fund’s direct operating expenses and, therefore, does not apply to any Underlying Fund fees and expenses, which are indirect expenses incurred by the Fund through its investments in Underlying Funds.

The following table shows the advisory fee paid to the Adviser and the sub-advisory fees paid by the Adviser to the Sub-Advisers during the twelve month period ended December 31, 2013.

Advisory Fee Paid to the Adviser	Advisory Fees Paid to the Adviser as a % of Average Net Assets of the Fund	Sub-Advisory Fees Paid by the Adviser to the Sub-Advisers	Sub-Advisory Fees Paid by the Adviser to the Sub-Advisers as a % of Average Net Assets of the Fund
$ 709,926	1.53%	$ 263,113	0.57%

INFORMATION ABOUT THE NEW SUB-ADVISER

Compensation

Under the Sub-Advisory Agreement between the Adviser and the New Sub-Adviser, the Adviser is responsible for all fees payable to the New Sub-Adviser for its services as a Sub-Adviser to the Fund. The Fund is not responsible for the payment of any portion of such fees. Accordingly, the appointment of the New Sub-Adviser to the Fund does not affect the management fees paid by the Fund or its shareholders.

Terms of the Sub-advisory Agreement

The terms and conditions of the Sub-Advisory Agreement with the New Sub-Adviser are substantially similar to those of each existing sub-advisory agreement with the Fund’s other Sub-Advisers, except that the fee rate to be paid to the New Sub-Adviser under its Sub-Advisory Agreement may differ from the fee rate charged by the existing Sub-Advisers pursuant to their respective sub-advisory agreements. A copy of the form of Sub-Advisory Agreement between the Fund and the New Sub-Adviser is attached as Exhibit A to this Information Statement.

Generally, under the Fund’s Sub-Advisory Agreement, the Sub-Adviser is responsible, with respect to the Fund’s assets allocated to such Sub-Adviser (the “Allocated Assets”), for:

•	providing an investment program for the Allocated Assets in consultation with, and subject to the overall supervision and review of, the Board and the Adviser, and in accordance with the Fund’s investment objectives, policies and restrictions, and with the Fund’s amended and restated master trust agreement, bylaws, and prospectus;

•	providing the office space, facilities and equipment required for managing the Allocated Assets;

•	placing orders to purchase and sell investments and selecting brokers and seeking the best overall terms available for such transactions;

•	maintaining books and records on portfolio transactions;

•	providing transactional information to the Fund’s custodian;

•	providing records and reports to the Adviser and the Fund’s Board as necessary; and

•	maintaining compliance policies and procedures.
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Graham

General

Graham is an investment adviser registered with the SEC. Graham is located at 40 Highland Avenue, Rowayton, Connecticut 06853. As of June 30, 2014, Graham’s assets under management were approximately $6.99 billion.

Investment Strategy

Graham employs a systematic global macro strategy.

Principal Officers

The principal executive officers of Graham and their principal occupations are listed in the table below:

Name	Principal Occupation

Kenneth G. Tropin	Founder and Chairman
Pablo Calderini	President and Chief Investment Officer
Paul Sedlack	Vice Chairman and Chief Operating Officer, General Counsel
Robert E. Murray	Chief Executive Officer
Brian Douglas	Chief Financial Officer
William G. Pertusi	Chief Risk Officer
Barry Fox	Director of Research Operations
James A. Medeiros	Senior Managing Director

Control Persons

As of June 30, 2014, Kenneth Tropin, c/o Graham Capital Management, L.P., 40 Highland Avenue, Rowayton, Connecticut 06853, owned of record or beneficially 10 percent or more of the outstanding voting securities of Graham.

BOARD CONSIDERATIONS

The 1940 Act, provides, in substance, that an investment advisory agreement between a fund and its investment adviser may be entered into only if it is approved, and may continue in effect from year to year after an initial two-year period only if its continuance is approved, at least annually by the fund’s board of trustees, including by a vote of a majority of the trustees who are not “interested persons” of the fund as defined in the 1940 Act, cast in person at a meeting called for the purpose of considering such approval.

At the Meeting, the Board, which is comprised exclusively of Independent Trustees, considered authorizing the Adviser to enter the Sub-Advisory Agreement with respect to the Fund, for an initial two-year term with the New Sub-Adviser.

In considering the approval of the Sub-Advisory Agreement, the Board reviewed and considered information that had been provided throughout the year by the Adviser at regular and special meetings of the Board and its committees, including information furnished by the Adviser and the New Sub-Adviser for the Meeting. This information included, among other things, information about the Adviser’s short-term and long-term business plans with respect to the Fund; a description of the Sub-Advisory Agreement, its terms, and the services to be provided and fees to be paid thereunder; and information regarding the New Sub-Adviser’s organization, personnel, investment processes and strategies, and key compliance procedures.

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In considering whether to approve the Sub-Advisory Agreement, the Board evaluated the following factors: (1) the nature, quality, extent and cost of the investment management, administrative and other non-investment services to be provided by the New Sub-Adviser; (2) the capabilities and background of the New Sub-Adviser’s investment personnel, and the overall capabilities, experience, resources and strengths of the New Sub-Adviser in managing investment companies and other accounts utilizing similar investment strategies; (3) the terms of the Sub-Advisory Agreement and the reasonableness of the fees paid by the Fund for the services described therein; (4) the willingness and ability of the New Sub-Adviser to implement its investment strategy for the Fund with a small amount of assets at the inception of the sub-advisory relationship; (5) the scalability of the New Sub-Adviser’s processes and procedures over time; and (6) the Fund’s structure and the manner in which the New Sub-Adviser’s investment strategy will assist the Fund in pursuing its investment objective. The Board also met with representatives from the New Sub-Adviser.

In considering the proposal to approve the Sub-Advisory Agreement, the Board noted that, combined, the members of the New Sub-Adviser’s portfolio management team have significant experience in the securities industry. The Board also considered the importance to the Fund of having access to investment advisers with experience running certain types of investment strategies and the relatively small number of investment advisers available to the Fund with experience in deploying these investment strategies, e.g. the New Sub-Adviser is experienced in systematic macro strategies.

The Board concluded that the New Sub-Adviser is qualified to manage the Fund’s assets in accordance with the Fund’s investment objective and policies. The Board also concluded that the New Sub-Adviser’s investment strategies are appropriate for pursuing the Fund’s investment objective and are complementary to the investment strategies employed by the Fund’s other Sub-Advisers. The Board further concluded that the fees payable to the New Sub-Adviser for sub-advisory services are reasonable.

In view of the fact that the New Sub-Adviser is not affiliated with the Adviser, the Board concluded that the profitability of the New Sub-Adviser was not a relevant factor in its consideration of the Sub-Advisory Agreement.

In determining the material factors to be considered in evaluating the Sub-Advisory Agreement and the weight to be given to such factors, the members of the Board relied upon the advice of independent legal counsel and their own business judgment. The Board did not consider any single factor as controlling in determining whether to approve the Sub-Advisory Agreement and each member of the Board may have placed varying emphasis on particular factors considered in reaching a conclusion. Moreover, this summary description does not necessarily identify all of the factors considered or conclusions reached by the Board. Based on its consideration of the foregoing factors and conclusions, and such other factors and conclusions as it deemed relevant, the Board (comprised exclusively of Independent Trustees) concluded that entering into the Sub-Advisory Agreement is in the interests of shareholders, and accordingly, the Board approved entering into the Sub-Advisory Agreement.

ADDITIONAL INFORMATION ABOUT THE ADVISER AND THE TRUST

The Adviser

The investment adviser of the Fund is the Adviser, a Delaware corporation, pursuant to an Advisory Agreement with the Trust. The Adviser is an investment adviser registered as such with the SEC. Its principal business address is 335 Madison Avenue, 19th Floor, New York, New York 10017. Jan van Eck and members of his immediate family own 100% of the voting stock of the Adviser. The following chart provides information about the officers of the Trust who are also officers or employees of the Adviser:

Name	Position with the Adviser	Position with the Trust

Jan F. van Eck	President, Director and Owner	Chief Executive Officer and President

Bruce J. Smith	Senior Vice President, Chief Financial Officer, Treasurer and Controller	Senior Vice President
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Russell G. Brennan	None	Assistant Vice President and Assistant Treasurer

Charles T. Cameron	None	Vice President

John J. Crimmins	Vice President	Vice President, Treasurer, Chief Financial Officer and Principal Accounting Officer

Wu Kwan Kit	Assistant Vice President, Assistant General Counsel and Assistant Secretary	Assistant Vice President and Assistant Secretary

Susan C. Lashley	None	Vice President

Janet Squitieri	Vice President, Global Head of Compliance and Chief Compliance Officer	Chief Compliance Officer

Laura I. Martínez	Assistant Vice President, Associate General Counsel and Assistant Secretary	Assistant Vice President and Assistant Secretary

Jonathan R. Simon	Vice President, General Counsel and Secretary	Vice President, Secretary and Chief Legal Officer

William A. Best	Senior Vice President	None

Joseph M. Foster	Vice President	None

John Wolfe	Vice President and Chief Administrative Officer	None

Peter McGuire	Assistant Vice President	None

James Parker	None	Assistant Treasurer

Administrative and Accounting Services

Shares of the Fund are offered on a continuous basis and are distributed through Van Eck Securities Corporation, 335 Madison Avenue, 19th Floor, New York, New York 10017, a wholly owned subsidiary of VEAC.

State Street Bank and Trust Company, One Lincoln Street, Boston, MA 02111, is the custodian of the Trust’s portfolio securities, cash, coins and bullion. The custodian is authorized, upon the approval of the Trust, to establish credits or debits in dollars or foreign currencies with, and to cause portfolio securities of the Fund to be held by its overseas branches or subsidiaries, and foreign banks and foreign securities depositories which qualify as eligible foreign custodians under the rules adopted by the SEC.

DST Systems, Inc., 210 West 10th Street, Kansas City, MO 64105 serves as transfer agent for the Trust.

Ernst & Young LLP, Five Times Square, New York, NY 10036 serves as independent registered public accounting firm for the Trust.

Goodwin Procter LLP, Exchange Place, Boston, MA 02109 serves as counsel to the Trust.

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Affiliated Brokerage Commissions

For the fiscal year ended December 31, 2013, the Fund paid no commissions to brokers affiliated with the Adviser or the Sub-Advisers.

Outstanding Shares and Ownership of Shares

Shares of the Fund issued and outstanding as of June 30, 2014 are indicated in the following table:

Fund	# of Shares
Multi-Manager Alternatives Fund

Class A	1,713,704

Class C	22,613

Class I	1,521,039

Class Y	358,512

Principal Shareholders

As of June 30, 2014, the following persons beneficially owned more than 5% of the outstanding shares of a class of the Fund as indicated below:

Name of Shareholder and Address	Class	# of Shares of Class	Percentage of Class
UBS WM USA Omni Account M/F Attn Department Manager 1000 Harbor Blvd, Fl. 5 Weehawken, NJ 07086-6761	A	833,744	48.59%

Van Eck Absolute Return Advisers Corp Attn Bruce Smith 335 Madison Avenue, 19th FL New York, NY 10017-4611	A	295,719	17.24%

Pershing LLC Omnibus Acct-Mutual Fund Ops 1 Pershing Plz Jersey City, NJ 07399-0002	A	133,829	7.80%

Sigrid S. van Eck Tr U/A 03/12/2013 John C van Eck JR Revocable Trust Winthrop House Apt 512 100 Worth Ave Palm Beach, FL 33480-6710	A	94,419	5.50%
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UBS WM USA Omni Account M/F Attn Department Manager 1000 Harbor Blvd, Fl. 5 Weehawken, NJ 07086-6761	C	12,813	56.66%

Van Eck Associates Corp. Attn Bruce Smith 335 Madison Avenue, 19th FL New York, NY 10017-4611	C	2,781	12.30%

LPL Financial 9785 Towne Centre Drive San Diego, CA 9221-1968	C	2,304	10.19%

LPL Financial 9785 Towne Centre Drive San Diego, CA 9221-1968	C	1,884	8.33%

Brown Brothers Harriman and Company As Custodian 525 Washington BLVD Jersey City, NJ 07310-1606	I	704,303	46.30%

Van Eck Absolute Return Advisers Corp Attn Bruce Smith 335 Madison Avenue, 19th FL New York, NY 10017-4611	I	295,573	19.43%

Brown Brothers Harriman and Company As Custodian 525 Washington BLVD Jersey City, NJ 07310-1606	I	250,000	16.44%

Brown Brothers Harriman and Company As Custodian 525 Washington BLVD Jersey City, NJ 07310-1606	I	177,923	11.70%

LPL Financial 9785 Towne Centre Drive San Diego, CA 92121-1968	Y	290,876	80.84%

State Street Bank FBO ADP Access Product Attn: Retirement Services 1 Lincoln St Boston , MA 02111-2901	Y	26,785	7.44%

Pershing LLC Omnibus Acct-Mutual Fund Ops 1 Pershing Plz Jersey City, NJ 07399-0002	Y	19,980	5.55%
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As of April 30, 2014, the officers and Trustees of the Fund owned as a group less than 1% of the outstanding shares of the Fund and each class of the Fund, except for Class A (1.06).

REPORTS AVAILABLE

Copies of the Fund’s financial report will be furnished without charge upon request. Call Van Eck at 1-800-826-2333 or visit the Van Eck website at www.vaneck.com to request, free of charge, the annual or semi-annual reports or other information about the Fund. To reduce expenses, only one copy of the Fund’s annual report or information statement, as applicable, may be mailed to households, even if more than one person in a household is a Fund shareholder. Call Van Eck at the above number if you need additional copies of the annual report or information statement or if you do not want the mailing of these documents to be combined with those for other members of your household.

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EXHIBIT A

FORM OF SUB-INVESTMENT ADVISORY AGREEMENT

AGREEMENT made as of the ____ day of ______, 20__ by and between ________, a corporation organized under the laws of the State of _____________ and having its principal place of business in _____, _____ (the “Sub-Adviser”) and Van Eck Absolute Return Advisers Corporation, a corporation organized under the laws of the State of Delaware and having its principal place of business in New York, New York (the “Adviser”).

WHEREAS, Van Eck Funds (the “Trust”) is engaged in business as an open-end investment company and is so registered under the Investment Company Act of 1940, as it is amended from time to time (“1940 Act”); and

WHEREAS, the Sub-Adviser is engaged principally in the business of rendering investment management services and is registered under the Investment Advisers Act of 1940, as it is amended from time to time (“Advisers Act”); and

WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series with each such series representing interests in a separate portfolio of securities and other assets; and

WHEREAS, the Trust offers shares in one of such series, namely, Multi-Manager Alternatives Fund (the “Fund”) and invests the proceeds in securities and other assets; and

WHEREAS, the Trust has retained the Adviser to render investment management and advisory services; and

WHEREAS, the Adviser desires to retain the Sub-Adviser to render investment sub-advisory and other services hereunder to the Fund in respect to the portion of the Fund’s assets, as may, from time to time, be allocated by the Adviser to the Sub-Adviser (the “Allocated Fund Assets”) and the Sub-Adviser is willing to do so; and

WHEREAS, the Adviser may invest a portion of the Fund’s assets directly into the VEF Multi-Manager Fund Subsidiary (the “Subsidiary”), a wholly owned subsidiary of the Fund organized as a company exempt from tax under the laws of the Cayman Islands; and

WHEREAS, the Adviser may retain the Sub-Adviser pursuant to a separate sub-investment advisory agreement to render investment sub-advisory and other services to the Subsidiary (the “Subsidiary Sub-Advisory Agreement”) in respect to the portion of the Subsidiary’s assets, as may, from time to time, be allocated to the Sub-Adviser (the “Allocated Subsidiary Assets”).

NOW, THEREFORE, WITNESSETH:

That it is hereby agreed between the parties hereto as follows:

1.	APPOINTMENT OF SUB-ADVISER

With respect to the Allocated Fund Assets, the Adviser hereby appoints the Sub-Adviser to act as investment adviser to the Fund for the period and on the terms herein set forth. The Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided. So long as the Sub-Adviser serves as an investment adviser to the Fund pursuant to this Agreement, the obligation of the Adviser under this Agreement with respect to the Fund shall be, subject in any event to the control of the Board of Trustees of the Trust (the “Board”), to allocate and reallocate the Fund’s assets among the Sub-Adviser, the Adviser and other sub-advisers as the Adviser, in its sole discretion, deems appropriate. The Adviser will determine and review with Sub-Adviser the investment policies of the Fund; and, with respect to the Allocated Fund Assets, the Sub-Adviser shall have the obligation of furnishing continuously an investment program and making investment decisions for the Fund, adhering to applicable investment objectives, policies and restrictions and placing all orders for the purchase and sale of portfolio securities for the Fund and such other services set forth in Section 2 hereof. The Adviser will

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compensate the Sub-Adviser for its services to the Fund. The Adviser or the Fund, subject to the terms of this Agreement, may terminate the services of the Sub-Adviser at any time in their sole discretion, and the Adviser shall at such time assume the responsibilities of the Sub-Adviser unless and until a successor investment adviser is selected.

2.	DUTIES OF SUB-ADVISER

With respect to the Allocated Fund Assets only, the Sub-Adviser, at its own expense, shall furnish the following services and facilities to the Trust:

(a) Investment Program. The Sub-Adviser will (i) furnish continuously an investment program for the Fund, (ii) determine (subject to the overall supervision and review of the Board and the Adviser) what investments shall be purchased, held, sold or exchanged and what portion, if any, of the Allocated Fund Assets shall be held uninvested, and (iii) make changes on behalf of the Fund in the investments. The Sub-Adviser will provide the services hereunder in accordance with the Fund’s investment objectives, policies and restrictions as stated in the then current prospectus and statement of additional information which is part of the Trust’s Registration Statement filed with the Securities and Exchange Commission (the “SEC”), as amended from time to time, (together, the “Registration Statement”) and pursuant to any written guidelines provided by the Adviser, along with copies of the Trust’s Amended and Restated Master Trust Agreement and By-Laws as they may be amended from time to time, copies of which shall be sent to the Sub-Adviser by the Adviser. The Sub-Adviser also will manage, supervise and conduct such other affairs and business of the Trust and matters incidental thereto, as the Sub-Adviser and the Trust agree, subject always to the control of the Board and to the provisions of the Trust’s Amended and Restated Master Trust Agreement, the Trust’s By-Laws and the 1940 Act. With respect to the services provided by the Sub-Adviser under this Agreement, it shall be responsible for compliance with all applicable laws, rules and regulations. Sub-Adviser will adopt, or has adopted, and will maintain procedures reasonably designed to ensure compliance.

(b) Office Space and Facilities. The Sub-Adviser will arrange to furnish office space, all necessary office facilities, simple business equipment, supplies, utilities, and telephone service required for managing the Allocated Fund Assets.

(c) Personnel. The Sub-Adviser shall provide executive and clerical personnel for managing the Allocated Fund Assets, and shall compensate officers and Trustees of the Trust or Fund if such persons are also employees of the Sub-Adviser or its affiliates, except as otherwise provided herein.

(d) Portfolio Transactions. All orders placed by the Sub-Adviser for the purchase and sale of portfolio securities shall be for the account of the Fund with brokers or dealers selected by the Sub-Adviser. The Fund will pay the actual transaction costs, including without limitation brokerage commissions on portfolio transactions in accordance with this Paragraph 2(d). In executing portfolio transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of the Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors it deems relevant, including, without limitation, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any (for the specific transaction and on a continuing basis). In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Sub-Adviser or an affiliate of the Sub-Adviser in respect of accounts over which it exercises investment discretion. The Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised by the Sub-Adviser or its affiliates. Nothing in this Agreement shall preclude the combining of orders for the sale or purchase of securities or other investments with other accounts managed by the Sub-Adviser or its affiliates provided that the Sub-Adviser does not favor any account over any other account and provided that any

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purchase or sale orders executed contemporaneously shall be allocated in an equitable manner among the accounts involved in accordance with procedures adopted by the Sub-Adviser. The Sub-Adviser is authorized to allocate the orders placed by it on behalf of the Fund to the Adviser, Sub-Adviser, or another of the Fund’s Sub-Adviser, or affiliate thereof that is registered as a broker-dealer with the SEC, in compliance with Rule 17e-1 procedures that the Trust’s Board of Trustees shall adopt from time to time. The Sub-Adviser agrees that it will not consult with any other investment adviser to the Fund concerning transactions on behalf of the Fund.

(e) In connection with the purchase and sale of securities for the Fund, the Sub-Adviser will arrange for the transmission to the custodian and record keeping agent for the Trust on a daily basis, such confirmation, trade tickets, and other documents and information, including, but not limited to, Cusip, Sedol, or other numbers that identify securities to be purchased or sold on behalf of the Fund, as may be reasonably necessary to enable the custodian and record keeping agent to perform its administrative and record keeping responsibilities with respect to the Allocated Fund Assets. With respect to portfolio securities to be purchased or sold through the Depository Trust Company, the Sub-Adviser will arrange for the automatic transmission of the confirmation of such trades to the Fund’s custodian and record keeping agent.

(f) The Sub-Adviser will monitor on a daily basis the determination by the custodian and record keeping agent for the Fund of the valuation of portfolio securities and other investments. The Sub-Adviser, or its agent, will assist the custodian and record keeping agent for the Fund in determining or confirming, consistent with the procedures and policies stated in the Registration Statement for the Trust, the value of any portfolio securities or other assets for which the custodian and record keeping agent seek assistance from, or identifies for review, the Sub-Adviser. The Sub-Adviser, or its agent, shall assist the Board in determining fair value of such securities or assets for which market quotations are not readily available.

(g) The Sub-Adviser, or its agent, will provide the Trust or the Adviser with all of the Fund’s investment records and ledgers maintained by the Sub-Adviser (which shall not include the records and ledgers maintained by the custodian and record keeping agent for the Trust) as are necessary to assist the Trust and the Adviser to comply with requirements of the 1940 Act and the Advisers Act as well as other applicable laws and may retain a copy. The Sub-Adviser, or its agent, will furnish to regulatory authorities having the requisite authority any information or reports in connection with such services which may be requested in order to ascertain whether the operations of the Trust are being conducted in a manner consistent with applicable laws and regulations.

(h) The Sub-Adviser will provide reports to the Board for consideration at meetings of the Board on the investment program for the Fund and the issues and securities represented in the Fund’s portfolio, and will furnish the Board with respect to the Fund such periodic and, at the Fund’s expense, special reports as the Trustees or the Adviser may reasonably request.

(i) In managing the Allocated Fund Assets and carrying out its obligations under this Agreement, the Sub-Adviser shall be entitled to receive and act upon advice of counsel to the Trust, counsel to the Adviser or counsel to the Sub-Adviser.

(j) In accordance with Rule 17a-10 under the 1940 Act and any other applicable law, the Sub-Adviser shall not consult with any other sub-adviser to the Fund or any sub-adviser to any other investment company or investment company series for which the Adviser serves as investment adviser concerning transactions of the Fund in securities or other assets, other than for purposes of complying with the conditions of paragraph (a) and (b) of Rule 12d3-1 under the 1940 Act.

3.	EXPENSES OF THE TRUST

Except as provided in sections 2(d) and (h) above, the Sub-Adviser shall assume and pay all of its own costs and expenses related to providing an investment program for the Fund. The Fund shall be responsible for all its own expenses.

Notwithstanding the foregoing, the Sub-Adviser shall be responsible for expenses relating to the printing and mailing of any prospectus supplement, exclusive of annual updates, required solely as a result of actions taken by

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the Sub-Adviser, including but not limited to, portfolio manager changes or disclosure changes requested by the Sub-Adviser that affect the investment objective, principal investment strategies, principal investment risks and portfolio management sections of the prospectus. Application of this provision will not apply where the above-described changes can be implemented through annual updates or revisions otherwise required of the Adviser but not prompted solely as a result of actions taken by the Sub-Adviser.

4.	SUB-ADVISORY FEE

For the services and facilities to be provided to the Fund by the Sub-Adviser (i) as provided in Paragraph 2 hereof, the Adviser shall pay the Sub-Adviser a fee, payable monthly, at the annual rate of __% of the Fund’s average daily Allocated Fund Assets (net of liabilities associated therewith) and (ii) as provided in Paragraph 2 of the Subsidiary Sub-Advisory Agreement, the Adviser shall pay the Sub-Adviser a fee, payable monthly, at the annual rate of __% of the Subsidiary’s average daily Allocated Subsidiary Assets (net of liabilities associated therewith). The Trust shall not be liable for the obligation of the Adviser to make payment to the Sub-Adviser.

5.	REPRESENTATIONS, COVENANTS AND WARRANTIES

(a) The Adviser hereby represents and warrants as follows:

i.	That it is registered with the SEC as an investment adviser under the Advisers Act, and such registration is current, complete and in full compliance with all applicable provisions of the Advisers Act and the rules and regulations thereunder;

ii.	That it is either registered with the Commodity Futures Trading Commission (“CFTC”) as a commodity pool operator (a “CPO”) under the Commodity Exchange Act of 1936, as amended (the “Commodity Exchange Act”) and such registration is current, complete and in full compliance with all applicable provisions of the Commodity Exchange Act and the rules and regulations thereunder or it is exempt from registering as a CPO under the Commodity Exchange Act;

iii.	That it has all the requisite authority to enter into, execute, deliver and perform its obligations under this Agreement; and

iv.	Its performance of its obligations under this Agreement does not conflict with any law, regulation or order to which it is subject.

(b) The Adviser hereby covenants and agrees that, so long as this Agreement shall remain in effect:

i.	It shall maintain its registration in good standing as an investment adviser under the Advisers Act, and such registration shall at all times remain current, complete and in full compliance with all applicable provisions of the Advisers Act and the rules and regulations thereunder;

ii.	It shall either maintain its registration in good standing as a CPO under the Commodity Exchange Act, and such registration shall at all times remain current, complete and in full compliance with all applicable provisions of the Commodity Exchange Act and the rules and regulations thereunder or be exempt from registering as a CPO under the Commodity Exchange Act;

iii.	Its performance of its obligations under this Agreement does not conflict with any law, regulation or order to which it is subject;
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iv.	It shall at all times fully comply with the Advisers Act, the 1940 Act and the Commodity Exchange Act, all applicable rules and regulations thereunder, and all other applicable law; and

v.	The Fund will be a “qualified eligible person” as that term is defined under Rule 4.7 of the Commodity Exchange Act and the Fund acknowledges that the Allocated Fund Assets are an exempt account under such Rule 4.7.

(c) The Sub-Adviser hereby represents and warrants, with respect to the Allocated Fund Assets, as follows:

i.	That it is registered with the SEC as an investment adviser under the Advisers Act, and such registration is current, complete and in full compliance with all applicable provisions of the Advisers Act and the rules and regulations thereunder;

ii.	That it is either registered with the CFTC as a commodity trading adviser (“CTA”) and such registration is current, complete and in full compliance with all applicable provisions of the Commodity Exchange Act and the rules and regulations thereunder or it is exempt from registering as a CTA under the Commodity Exchange Act;

iii.	That it has all the requisite authority to enter into, execute, deliver and perform its obligations under this Agreement; and

iv.	Its performance of its obligations under this Agreement does not conflict with any law, regulation or order to which it is subject.

(d) The Sub-Adviser hereby covenants and agrees, with respect to the Allocated Fund Assets, that, so long as this Agreement shall remain in effect:

i.	It shall maintain its registration in good standing as an investment adviser under the Advisers Act, and such registration shall at all times remain current, complete and in full compliance with all applicable provisions of the Advisers Act and the rules and regulations thereunder;

ii.	It shall either maintain its registration in good standing as a CTA under the Commodity Exchange Act, and such registration shall at all times remain current, complete and in full compliance with all applicable provisions of the Commodity Exchange Act and the rules and regulations thereunder or be exempt from registering as a CTA under the Commodity Exchange Act;

iii.	Its performance of its obligations under this Agreement does not conflict with any law, regulation or order to which it is subject;

iv.	It shall at all times fully comply with the Advisers Act, the 1940 Act and the Commodity Exchange Act, all applicable rules and regulations thereunder, and all other applicable law; and

v.	It shall promptly notify the Adviser and the Fund upon occurrence of any event that might disqualify or prevent it from performing its duties under this Agreement. It further agrees to notify the Adviser and the Fund promptly with respect to written material that has been provided to the Fund or the Adviser by the Sub-Adviser for inclusion in the Registration Statement, or any supplement or amendment thereto, or, if written material has not been provided, with respect to the information
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pertaining to the Sub-Adviser or Sub-Adviser’s services under this Agreement contained in the Registration Statement, or any supplement or amendment thereto, reviewed by the Sub-Adviser, in either case, of any untrue statement of a material fact or of any omission of any statement of a material fact which is required to be stated therein or is necessary to make the statements contained therein not misleading

6.	RELATIONS WITH TRUST

Subject to and in accordance with the Amended and Restated Master Trust Agreement and By-Laws of the Trust, the Articles of Incorporation and By-Laws of the Adviser, governing documents of the Sub-Adviser and any applicable law, rule or regulation, it is understood (i) that Trustees, officers, agents and shareholders of the Trust are or may be interested in the Sub-Adviser (or any successor thereof) as directors, officers, or otherwise; (ii) that directors, officers, agents and shareholders of the Sub-Adviser are or may be interested in the Trust as Trustees, officers, shareholders or otherwise; and (iii) that the Sub-Adviser is or may be interested in the Trust as a shareholder or otherwise and that the effect of any such adverse interests shall be governed by said Amended and Restated Master Trust Agreement, By-Laws and any applicable law, rule or regulation.

7.	LIABILITY OF ADVISER, SUB-ADVISER AND OFFICERS AND TRUSTEES OF THE TRUST

Neither the Adviser, Sub-Adviser nor any of their officers, directors, employees, agents or controlling persons or assigns or Trustees or officers of the Trust shall be liable for any error of judgment or law, or for any loss suffered by the Trust or its shareholders in connection with the matters to which this Agreement relates, except that no provision of this Agreement shall be deemed to protect the Adviser, Sub-Adviser or such persons against any liability, to the Trust or its shareholders to which the Adviser or Sub-Adviser might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement.

Notwithstanding the foregoing, the Sub-Adviser shall be liable for any loss suffered by the Trust or its shareholders in connection with any trade errors relating to the Allocated Fund Assets by reason of any misfeasance or negligence in the performance of the Sub-Adviser’s duties under this Agreement.

8.	INDEMNIFICATION

(a)	Notwithstanding Section 7 of the Agreement, the Adviser agrees to indemnify and hold harmless the Sub-Adviser, any affiliated person of the Sub-Adviser, and each person, if any, who, within the meaning of Section 15 of the Securities Act of 1933 (“1933 Act”) controls (“Controlling Person”) the Sub-Adviser (all of such persons being referred to as “Sub-Adviser Indemnified Persons”) against any and all losses, claims, damages, liabilities (excluding salary charges of employees, officers or partners of the Sub-Adviser), or litigation (including legal and other) expenses to which a Sub-Adviser Indemnified Person may become subject under the 1933 Act, the 1940 Act, Advisers Act, under any other statute, at common law or otherwise, arising out of the Adviser’s responsibilities to the Trust which (1) may be based upon any untrue statement or alleged untrue statement of a material fact supplied by, or which is the responsibility of, the Adviser and contained in the Registration Statement covering shares of the Fund or any amendment thereof or any supplement thereto, or the omission or alleged omission or failure to state therein a material fact known or which should have been known to the Adviser and was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Adviser or the Trust or to any affiliated person of the Adviser by a Sub-Adviser Indemnified Person; or (2) may be based upon a failure to comply with, or a breach of, any provision of this Agreement by the Adviser provided however, that in no case shall the indemnity in favor of the Sub-Adviser Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of any willful misfeasance or gross negligence in the discharge of its obligations and the performance of its duties under this Agreement.
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(b)	Notwithstanding Section 7 of this Agreement, the Sub-Adviser agrees to indemnify and hold harmless the Adviser, any affiliated person of the Adviser, and each controlling person of the Adviser (all of such persons being referred to as “Adviser Indemnified Persons”) against any and all losses, claims, damages, liabilities (excluding salary charges of employees, officers or partners of the Adviser), or litigation (including legal and other) expenses to which an Adviser Indemnified Person may become subject under the 1933 Act, 1940 Act, Advisers Act, under any other statute, at common law or otherwise, arising out of the Sub-Adviser’s responsibilities as sub-investment adviser to the Fund which (1) may be based upon any untrue statement or alleged untrue statement of a material fact supplied in writing by the Sub-Adviser for inclusion in the Registration Statement covering shares of the Fund, or any amendment thereof or any supplement thereto, or, with respect to such material fact so supplied by the Sub-Adviser, the omission or alleged omission or failure to state therein a material fact known or which should have been known to the Sub-Adviser and was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Sub-Adviser, or any affiliated person of the Sub-Adviser by an Adviser Indemnified Person; or (2) may be based upon a failure to comply with, or a breach of any provision of this Agreement by the Sub-Adviser provided however, that in no case shall the indemnity in favor of an Adviser Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance or gross negligence in the discharge of its obligations and the performance of its duties under this Agreement.

(c)	Neither the Adviser nor the Sub-Adviser shall be liable under this Section with respect to any claim made against an Adviser Indemnified Person or Sub-Adviser Indemnified Person (together “Indemnified Person” or each an “Indemnified Person”) unless such Indemnified Person shall have notified the indemnifying party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Person (or such Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the indemnifying party of any such claim shall not relieve the indemnifying party from any liability which it may have to the Indemnified Person against whom such action is brought otherwise than on account of this Section. In case any such action is brought against the Indemnified Person, the indemnifying party will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Indemnified Person, to assume the defense thereof, with counsel satisfactory to the Indemnified Person. If the indemnifying party assumes the defense and the selection of counsel by the indemnifying party to represent both the Indemnified Person and the indemnifying party would result in a conflict of interests and would not, in the reasonable judgment of the Indemnified Person, adequately represent the interests of the Indemnified Person, the indemnifying party will at its own expense, assume the defense with counsel to the indemnifying party and, also at its own expense, with separate counsel to an Indemnified Person which counsel shall be satisfactory to the indemnifying party and the Indemnified Person. The Indemnified Person will bear the fees and expenses of any additional counsel retained by it, and the indemnifying party shall not be liable to the Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not have the right to compromise or settle the litigation without the prior written consent of the Indemnified Person if the compromise or settlement results, or may result in a finding of wrongdoing on the part of the Indemnified Person.

(d)	The parties agree not to, directly or through an affiliate, make any claim against an indemnifying party hereunder for any special, indirect or consequential damages in respect of any breach or wrongful conduct (whether the claim therefore is based on contract, tort or duty imposed by the law) in connection with, arising out of or in any way related to the omission or event occurring in connection therewith, except to the extent such claims or damages result from the negligence or willful misconduct of such indemnifying party.

9.	DURATION AND TERMINATION OF THIS AGREEMENT
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(a)	Duration. This Agreement shall become effective on the date hereof unless terminated as herein provided, this Agreement shall remain in full force and effect until July 31, 20___ and shall continue in full force and effect for periods of one year thereafter so long as such continuance is approved at least annually (i) by either the Trustees of the Trust or by vote of a majority of the outstanding voting shares (as defined in the 1940 Act) of the Trust, and (ii) in either event by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

(b)	Termination. This Agreement may be terminated at any time, without payment of any penalty, by vote of the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act), or by the Adviser or Sub-Adviser, on sixty (60) days written notice to the other party.

(c)	Automatic Termination. This Agreement shall automatically and immediately terminate in the event of its “assignment” as defined in the 1940 Act.

10.	CONFIDENTIALITY

(a)	The parties understand that proprietary and confidential information will, from time to time, be exchanged. Proprietary and confidential information may include, but is not limited to, client lists, business and investment strategies, data compilations, financial statements and other information about the Fund, the Adviser or Sub-Adviser; this information shall be deemed privileged and confidential if it is clearly designated in writing as such at the time it is exchanged or designated at a later time (“Confidential Information”), provided that disclosure of Confidential Information prior to the designation shall not constitute a breach of this provision. Each party agrees not to disclose or disseminate Confidential Information without the written approval of the other party. Further, the parties acknowledge that Confidential Information shall be kept secret and confidential for a period of one (1) year from the date of receipt or any update thereto, unless a later date is specified in writing.

(b)	Confidential Information shall exclude any material that is (i) lawfully within the recipient’s possession prior to the date of this Agreement and not subject to duty of confidentiality; (ii) voluntarily disclosed by a third-party so long as this third-party does not breach any obligation of confidentiality with respect to such information; (iii) is generally known or revealed to the public through no act or omission of the recipient; (iv) independently developed by the recipient without use or reference to the proprietary or confidential information of the other party; (v) is requested by a any Federal or State regulatory body, court, association, authority or agency such as the Financial Industry Regulatory Authority or the SEC; or (vi) has not been specifically designated as Confidential Information in writing by the party claiming confidentiality.

11.	PRIOR AGREEMENT SUPERSEDED

This Agreement supersedes any prior agreement relating to the subject matter hereof between the parties.

12.	MISCELLANEOUS

(a)	This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(b)	If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

13.	USE OF NAME
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(a)	It is understood that the name “Van Eck” or any derivative thereof or logo associated with that name is the valuable property of the Adviser and its affiliates, and that the Trust and Sub-Adviser have the right to use such name (or derivative or logo) only with the approval of the Adviser and only so long as the Adviser is Adviser to the Fund. Upon termination of the Sub-Adviser Investment Advisory and Management Agreement between the Trust and the Adviser, the Sub-Adviser shall forthwith cease to use such name (or derivative or logo).

(b)	It is understood that the name “__________” or any derivative thereof or logo associated with that name is the valuable property of the Sub-Adviser and its affiliates and that the Adviser, Trust and/or Fund have the right to use such name (or derivative or logo) in offering materials of the Trust with the approval of the Sub-Adviser and for so long as the Sub-Adviser is investment adviser to the Fund. Upon termination of this Agreement the Trust and Adviser shall forthwith cease to use such name (or derivative or logo).

14.	PROXY VOTING

Unless the Adviser gives the Sub-Adviser written instructions to the contrary, the Sub-Adviser shall vote all proxies for the Fund’s portfolio securities in accordance with the Adviser’s proxy voting policies which have been adopted by the Fund, except to the extent the Sub-Adviser determines that it would be in the best interest of the Fund’s shareholders to deviate from such guidelines for one or more specific purposes.

15.	LIMITATION OF LIABILITY

The term “Van Eck Funds” means and refers to the Trustees from time to time serving under the Amended and Restated Master Trust Agreement of the Trust dated February 6, 1992, as the same may subsequently thereto have been, or subsequently hereto be amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the assets and property of the Trust, as provided in the Amended and Restated Master Trust Agreement of the Trust.

16.	SERVICES NOT EXCLUSIVE

It is understood that the services of the Sub-Adviser are not exclusive, and nothing in this Agreement shall prevent the Sub-Adviser (or its affiliates) from providing similar services to other clients, including investment companies (whether or not their investment objectives and policies are similar to those of the Fund) or from engaging in other activities.

17.	MEMBERSHIP OF MANAGER

The Sub-Adviser shall notify the Trust of any change in membership of the Sub-Adviser within a reasonable time after such change, to the extent such notification is required under Section 205(a)(3) of the Advisers Act (or any successor provision thereto).

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

VAN ECK ABSOLUTE RETURN ADVISERS CORPORATION		[INSERT NAME OF SUB-ADVISER]

By:		By:
	Name:		Name:
	Title:		Title:
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IMPORTANT NOTICE REGARDING THE

INTERNET AVAILABILITY OF INFORMATION STATEMENT

The Information Statement is available at http:/www.vaneck.com/vmaax/.

Van Eck Funds

Multi-Manager Alternatives Fund

335 Madison Avenue, 19th Floor
New York, New York 10017

July 24, 2014

This communication presents only an overview of the more complete Information Statement that is available to you on the Internet relating to the Multi-Manager Alternatives Fund (the “Fund”), a series of Van Eck Funds (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

Van Eck Absolute Return Advisers Corporation (the “Adviser”), the investment adviser to the Fund, subject to the oversight of the Board of Trustees (the “Board”) of the Trust, may select sub-advisers for the Fund and supervise, monitor and evaluate the performance of each sub-adviser. We want to inform you that, at the recommendation of the Adviser, the Board has appointed Graham Capital Management, L.P. (the “Sub-Adviser”) to serve as a new sub-adviser to the Fund. The Sub-Adviser entered into an investment sub-advisory agreement with the Adviser with respect to the Fund (the “Sub-Advisory Agreement”) and began to manage and assumed investment sub-advisory responsibility with respect to its allocated portion of the Fund’s portfolio on May 1, 2014.

Additional information about the Adviser, the Sub-Adviser, the Sub-Advisory Agreement, and the Board’s approval of the Sub-Advisory Agreement is contained in the Information Statement.

Please note that, pursuant to the terms of an exemptive order issued by the Securities and Exchange Commission, the Adviser is permitted, subject to supervision and approval of the Board, to enter into and materially amend sub-advisory agreements without seeking shareholder approval. Therefore, we are not asking you for a proxy, and you are requested not to send us a proxy.

By sending you this notice, the Fund is notifying you that it is making the Information Statement available to you via the Internet in lieu of mailing you a paper copy. The full Information Statement is available for printing on the Fund’s website at http:/www.vaneck.com/vmaax/ until at least October 24, 2014. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Fund at 1.800.826.2333. If you would like to receive a paper or email copy of the full Information Statement, you must request one.